EXHIBIT 99(a)



               FORM 11-K INFORMATION FOR THE STOCK PURCHASE PLAN

               FOR EMPLOYEES OF ALLTEL INFORMATION SERVICES, INC.

                               AND ITS AFFILIATES

                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994



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                              REQUIRED INFORMATION

     The Stock Purchase Plan for Employees of ALLTEL Information Services, Inc. and its Affiliates (the "Plan") is subject to the Employee Retirement Income Security Act of 1974.

     Item 4. In lieu of the requirements of Items 1,2 and 3 of Form 11-K, the following financial statements of the Plan are being filed as Exhibit 99(a) to this report:

     1.   Report of Independent Public Accountants

     2. Statements of Net Assets Available for Plan Benefits as of December 31, 1995 and 1994

     3. Statements of Changes in Net Assets Available for Plan Benefits for the years ended December 31, 1995 and 1994

     4. Notes to Financial Statements and Supplemental Schedules as of December 31, 1995 and 1994

     5.   Schedule of Assets Held for Investment Purposes as of
          December 31, 1995

     6.   Schedule of Reportable Transactions as of December 31, 1995

     The Consent of Independent Public Accountants to the inclusion of the foregoing financial statements herein is being filed as Exhibit 23 to this Report.

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
                  STOCK PURCHASE PLAN FOR EMPLOYEES OF
                  ALLTEL INFORMATION SERVICES, INC.
                  AND ITS AFFILIATES

                  FINANCIAL STATEMENTS FOR THE YEARS ENDED
                  DECEMBER 31, 1995 AND 1994

                  TOGETHER WITH AUDITORS' REPORT




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                   Report of Independent Public Accountants


To the Administrative Committee of the
Stock Purchase Plan for Employees of
ALLTEL Information Services, Inc.
and its Affiliates:

We have audited the accompanying statements of net assets available for plan benefits of the Stock Purchase Plan for Employees of ALLTEL Information Services, Inc. and its Affiliates (the "Plan") as of December 31, 1995 and 1994, and the related statements of changes in net assets available for plan benefits for the years then ended. These financial statements and the schedules referred to below are the responsibility of the Administrative Committee. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the Administrative Committee, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 1 to the financial statements, the Plan expires on June 18, 1996.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits as of December 31, 1995 and 1994, and the changes in its net assets available for plan benefits for the years then ended in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic statements taken as a whole. Supplemental Schedules I and II are presented for purposes of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedules have been subjected to the auditing procedures applied in our audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

                                             /s/ ARTHUR ANDERSEN LLP

Little Rock, Arkansas,
   March 15, 1996.


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

                      STOCK PURCHASE PLAN FOR EMPLOYEES OF
              ALLTEL INFORMATION SERVICES, INC. AND ITS AFFILIATES

              STATEMENTS OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                AS OF DECEMBER 31


                                ASSETS                                             1995              1994

Cash                                                                         $     1,620        $       208

Investment in common stock of ALLTEL Corporation, at market value              3,694,255          3,225,424
(125,229 and 107,068 shares at a cost of $3,533,661 and $2,932,302)

Contributions receivable:
    Employee                                                                     183,505            144,255
    Employer                                                                      32,366             25,442

Accrued dividend income                                                           28,679             21,384

       Total assets                                                           $3,940,425         $3,416,713


LIABILITIES AND NET ASSETS AVAILABLE FOR PLAN BENEFITS

Stock purchases awaiting settlement                                           $  215,861         $  169,242

Distributions payable to participants                                          3,655,951          3,090,494

Net assets available for plan benefits                                            68,613            156,977

       Total liabilities and net assets available for
       plan benefits                                                          $3,940,425         $3,416,713



   The accompanying notes are an integral part of these financial statements.

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
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

                      STOCK PURCHASE PLAN FOR EMPLOYEES OF
              ALLTEL INFORMATION SERVICES, INC. AND ITS AFFILIATES

                  STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE
                                FOR PLAN BENEFITS
                         FOR THE YEARS ENDED DECEMBER 31


                              ADDITIONS                                         1995              1994

Contributions:
    Employee                                                                  $4,915,211         $3,681,657
    Employer                                                                     866,904            649,519

Net appreciation of investments                                                   63,395             94,749

Dividend income                                                                   73,044             51,299

                                                                               5,918,554          4,477,224


                              DEDUCTIONS

Distributions to participants                                                  6,006,918          4,422,057

Net change                                                                       (88,364)            55,167

    Net assets available for plan benefits, beginning of
    year                                                                         156,977            101,810

    Net assets available for plan benefits, end of year                       $   68,613         $  156,977


   The accompanying notes are an integral part of these financial statements.

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

                      STOCK PURCHASE PLAN FOR EMPLOYEES OF
              ALLTEL INFORMATION SERVICES, INC. AND ITS AFFILIATES

            NOTES TO FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES
                           DECEMBER 31, 1995 AND 1994

1.   PLAN DESCRIPTION

     The Stock Purchase Plan for Employees of ALLTEL Information Services, Inc. and its Affiliates (the "Plan") was established by ALLTEL Information Services, Inc. (the "Company") on June 18, 1991 to allow the Company's employees to acquire ALLTEL Corporation common stock. The Plan will automatically terminate on June 18, 1996. On March 5, 1996, the Administrative Committee approved a recommendation not to renew the Plan beyond the June 18, 1996 termination date.

     All full time employees are eligible to participate in the Plan. Participants' contributions to the Plan may be made in $5 increments per pay period with a minimum of $5 per pay period or $10 per month, but may not exceed 10% of compensation for that pay period, 5% of total compensation for the year or $25,000 in any single year. The Company will contribute an amount equal to 15% of the purchase price so that the effective price to the employee is 85% of the prevailing market price.

     Shares are purchased on the open market at the prevailing price within five business days of each bi-weekly pay period. Participant and Company contributions are allocated to the participants' individual accounts and are fully and immediately vested at the time of allocation. Distributions of stock will be made for any participant account which has 25 shares or greater on June 30 and for all participants on December 31 for each full share allocated to their individual accounts. Stock and uninvested funds will be distributed to any participating employee upon voluntary withdrawal, termination or death.

     Dividends received on shares registered in the name of the trustee are allocated to participating employees based upon shares allocated to each participant.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Financial Statement Presentation

     The accompanying financial statements have been prepared on the accrual basis of accounting. The financial statements and supplementary Schedules I and II have been prepared to satisfy the reporting and disclosure requirements of ERISA.


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2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     Financial Statement Presentation (continued)

     The preparation of financial statements in conformity with generally accepted accounting principles requires the Administrative Committee to make estimates and assumptions that affect the amount of assets, liabilities, contributions and distributions. The estimates and assumptions used in the accompanying financial statements are based upon the Administrative Committee's evaluation of the relevant facts and circumstances as of the date of the financial statements. Actual results may differ from the estimates and assumptions used in preparing the financial statements.

     Investment Transactions

     Purchases and sales of securities are reflected on a trade date basis.
     The investment in ALLTEL Corporation common stock is stated at market value based on the last reported sales price on the last business day of the Plan year. Net unrealized appreciation or depreciation of investments is reflected in the statement of changes in net assets available for plan benefits.

     Dividends

     Dividend income is recorded on the ex-dividend date.

     Contributions

     The Plan accrues for contributions in the year the related employee contributions are withheld from the Company's payroll.

     Distributions

     The Plan recognizes distributions based on the date the shares are payable to participants.

3.   RELATED PARTIES

     The Company absorbs all costs of the Plan such as trustee fees, accounting, general and administrative costs and is not reimbursed by the Plan.

4.   INCOME TAXES

     The Plan conforms with the provisions of Internal Revenue Code Section
     423. Accordingly, the Plan is not subject to income taxes. Additionally, the Company's contribution is tax-exempt to the employee if the stock is held for a minimum of two years from the date of grant or a minimum of one year from the date of transfer.
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                                                                    Schedule I

                      STOCK PURCHASE PLAN FOR EMPLOYEES OF
              ALLTEL INFORMATION SERVICES, INC. AND ITS AFFILIATES

           Item 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES

                             As of December 31, 1995



                                  Number of       Historical           Fair
        Description                Shares            Cost              Value

ALLTEL Corporation
   Common Stock                    125,229        $3,533,661        $3,694,255








          The accompanying notes are an integral part of this schedule.



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                                                                   Schedule II

                      STOCK PURCHASE PLAN FOR EMPLOYEES OF
              ALLTEL INFORMATION SERVICES, INC. AND ITS AFFILIATES

                 Item 27d - SCHEDULE OF REPORTABLE TRANSACTIONS (a)

                             As of December 31, 1995


    Identity of       Description         Number of    Purchase
  Party Involved       of Assets          Purchases      Price        Sales

ALLTEL Corporation    ALLTEL Corporation
                         Common Stock        33        $5,827,551      None








(a) Represents a transaction or series of transactions in excess of 5% of the fair value of plan assets at the beginning of the year.




          The accompanying notes are an integral part of this schedule.

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